Form N-SAR

Sub-Item 77Q1(e)
Copies of New or Amended Registrant Investment Advisory Contracts
Janus Aspen International Value Portfolio
Janus Aspen Mid Cap Growth Portfolio
Janus Aspen Mid Cap Value Portfolio
33-63212, 811-7736

Amendment to Janus Aspen Series Investment Advisory Agreement - Global Value Portfolio is incorporated herein by reference to Exhibit 4(ff) to Post-Effective Amendment No. 33 to Janus Aspen Series' registration statement on Form N-1A, filed on April 30, 2003, accession number 0001035704-03-000269 (File No. 33-63212).

Form of Amendment to Janus Aspen Series Investment Advisory Agreement - Aggressive Growth Portfolio is incorporated herein by reference to Exhibit 4(gg) to Post-Effective Amendment No. 33 to Janus Aspen Series' registration statement on Form N-1A, filed on April 30, 2003, accession number 0001035704-03-000269 (File No. 33-63212). Since the filing thereof, the Amendment was signed by Thomas A. Early and Kelley Abbott Howes.

Sub-Advisory Agreement for Mid Cap Value Portfolio of Janus Aspen Series is incorporated herein by reference to Exhibit 4(hh) to Post-Effective Amendment No. 35 to Janus Aspen Series' registration statement on Form N-1A, filed on August 11, 2003, accession number 0000950134-03-011297 (File No. 33-63212).